UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2018

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Supplemental Indentures; Public Notes Issuance

On January 25, 2018, T-Mobile USA, Inc. (“T-Mobile USA”), a direct, wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”), issued $1.0 billion in aggregate principal amount of its 4.500% Senior Notes due 2026 (the “2026 Notes”) and $1.5 billion in aggregate principal amount of its 4.750% Senior Notes due 2028 (the “2028 Notes” and, together with the 2026 Notes, the “Public Notes”) pursuant to an Indenture (the “Base Indenture”), dated as of April 28, 2013, among T-Mobile USA, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended and supplemented by (i) the Thirty-Second Supplemental Indenture, dated as of January 25, 2018 (the “Thirty-Second Supplemental Indenture”), among T-Mobile USA, the Company, the other guarantors party thereto and the Trustee, with respect to the 2026 Notes and (ii) the Thirty-Third Supplemental Indenture, dated as of January 25, 2018 (the “Thirty-Third Supplemental Indenture”), among T-Mobile USA, the Company, the other guarantors party thereto and the Trustee, with respect to the 2028 Notes (the Base Indenture, as amended and supplemented by each of the Thirty-Second Supplemental Indenture and the Thirty-Third Supplemental Indenture, each an “Indenture” and, collectively, the “Indentures”). The 2026 Notes will bear interest at a rate of 4.500% per year and mature on February 1, 2026. The 2028 Notes will bear interest at a rate of 4.750% per year and mature on February 1, 2028. T-Mobile USA will pay interest on each series of Public Notes semiannually in arrears on each February 1 and August 1, commencing August 1, 2018. The net proceeds from the sale of the Public Notes are expected to be used to refinance higher interest and shorter maturity notes and for general corporate purposes, including partial paydown of borrowings under T-Mobile USA’s revolving credit facilities.

The Public Notes will be guaranteed on a senior unsecured basis by the Company and all of T-Mobile USA’s wholly-owned domestic restricted subsidiaries (excluding certain designated special purpose entities, designated unrestricted subsidiaries, a reinsurance subsidiary and immaterial subsidiaries), all of T-Mobile USA’s restricted subsidiaries that guarantee other material indebtedness, and any future subsidiary of the Company that directly or indirectly owns any of T-Mobile USA’s equity interests (the “Guarantors”). The Public Notes and the guarantees will be T-Mobile USA’s and the Guarantors’ senior unsecured obligations and will rank equally in right of payment with all of T-Mobile USA’s and the Guarantors’ existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Public Notes and the guarantees, and will rank senior in right of payment to any future indebtedness of T-Mobile USA or any Guarantor that provides by its terms that it is subordinated in right of payment to the Public Notes and the guarantees. The Public Notes and the guarantees will be effectively subordinated to all of T-Mobile USA’s and the Guarantors’ existing and future secured indebtedness to the extent of the assets securing such indebtedness, and will be structurally subordinated to all of the liabilities and preferred stock of any of T-Mobile USA’s subsidiaries that do not guarantee the Public Notes.

If T-Mobile USA experiences specific kinds of changes of control as set forth in the Indentures and any such change of control is accompanied or followed by ratings downgrades during a specified period of time after the change of control, any holder of the Public Notes may require T-Mobile USA to repurchase all or a portion of the applicable Public Notes so held at a price equal to 101% of the principal amount of such Public Notes, plus any accrued and unpaid interest on the Public Notes repurchased to, but not including, the date of repurchase.

The Indentures contain covenants that, among other things, restrict the ability of T-Mobile USA and its restricted subsidiaries to incur more debt, pay dividends and make distributions, make certain investments, repurchase stock, create liens or other encumbrances, enter into transactions with affiliates, enter into agreements that restrict dividends or distributions from subsidiaries, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. These limitations are subject to a number of important qualifications and exceptions.

Each Indenture contains customary Events of Default (as defined in each Indenture), including:

•	default for 30 days in the payment when due of interest on the Public Notes of the applicable series;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Public Notes of the applicable series;

•	failure by T-Mobile USA to comply with its other obligations under the Indentures, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of T-Mobile USA and certain of its restricted subsidiaries in the aggregate principal amount of $100.0 million or more;

•	specified events involving bankruptcy, insolvency or reorganization of T-Mobile USA or certain of its restricted subsidiaries; and

•	failure by T-Mobile USA or certain of its restricted subsidiaries to pay certain final judgments aggregating in excess of $100.0 million within 60 days of such final judgment.

Upon an Event of Default, the trustee or the holders of at least 25% in aggregate principal amount of the Public Notes of the applicable series then outstanding may declare all the Public Notes of such series to be due and payable immediately. In the case of Events of Default relating to bankruptcy, insolvency or reorganization, all outstanding Public Notes of the applicable series will become due and payable immediately without further action or notice.

This description of the Thirty-Second Supplemental Indenture and the Thirty-Third Supplemental Indenture is a summary only and is qualified in its entirety by the full and complete terms of the Thirty-Second Supplemental Indenture and the Thirty-Third Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

DT Notes

On January 22, 2018, T-Mobile USA, the Company, and the guarantors party thereto (including the Company) entered into a purchase agreement (the “Purchase Agreement”) with the Company’s majority stockholder, Deutsche Telekom AG (“DT”), pursuant to which T-Mobile USA has agreed to issue and sell to DT, and DT has agreed to purchase, $1.0 billion in aggregate principal amount of 4.500% senior notes due 2026 and $1.5 billion in aggregate principal amount of 4.750% senior notes due 2028 (collectively, the “DT Notes”) directly from T-Mobile USA. T-Mobile USA is not required to pay any upfront fees, underwriting fees, new issuance concession or other consideration to DT in connection with the issuance and sale of the DT Notes. The DT Notes will have substantially the same terms and conditions as each of the 2026 Notes and the 2028 Notes, as applicable, other than issue date, registration rights and CUSIP. In addition, the DT Notes will be issued under separate supplemental indentures and will each constitute a separate series from the Public Notes for all purposes, including voting; provided that if T-Mobile USA exercises its rights in respect of a series of Public Notes, T-Mobile USA will exercise the same rights in respect of the DT Notes of the corresponding series on an equal and ratable basis.

The DT Notes will be issued and sold to DT without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. Neither the Company nor T-Mobile USA will be required to file a registration statement with the Securities and Exchange Commission (the “SEC”) providing for the registration under the Securities Act of the DT Notes prior to the date that is six months after the issuance date of the DT Notes.

T-Mobile USA expects to use the issuance and sale of the DT Notes to refinance existing indebtedness by exchanging the DT Notes for all $1.25 billion in aggregate principal amount of T-Mobile USA’s 8.097% Senior Reset Notes due 2021 (the “2021 Notes”) and all $1.25 billion in aggregate principal amount of T-Mobile USA’s 8.195% Senior Reset Notes due 2022 (the “2022 Notes”) held by DT. In connection with the exchange, T-Mobile USA will pay DT in cash the premium portion of the redemption price set forth in the indenture governing the 2021 Notes and the 2022 Notes, plus accrued but unpaid interest on the 2021 Notes and the 2022 Notes to, but not including, the exchange date. The closing of the issuance and sale of the DT Notes to DT, and exchange of the 2021 Notes and 2022 Notes, is expected to occur on or about April 30, 2018.

DT is the Company’s majority stockholder and a holder of a portion of T-Mobile USA’s outstanding debt, as further described in the Company’s periodic reports with the SEC.

This description of the Purchase Agreement is a summary only and is qualified in its entirety by the full and complete terms of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under the caption “Supplemental Indentures; Public Notes Issuance” in Item 1.01 of this Current Report on Form 8-K is also responsive to Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 – Other Events.

On January 22, 2018, T-Mobile USA and the Guarantors entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters named in the Underwriting Agreement (the “Underwriters”), for which Deutsche Bank Securities Inc. acted as representative, relating to an underwritten public offering of the Public Notes in an aggregate principal amount of $2.5 billion. The Public Notes were offered to the public at a price equal to 100.0% of the principal amount thereof, and the Underwriters agreed to purchase the Public Notes from T-Mobile USA pursuant to the Underwriting Agreement at an aggregate price of $2,496,875,000. The closing of the offering and delivery of the Public Notes took place on January 25, 2018. The Public Notes were issued pursuant to an automatic shelf registration statement on Form S-3 that the Company and T-Mobile USA filed with the SEC on April 25, 2016, as amended (File No. 333-210920). A prospectus supplement relating to the offering has been filed with the SEC.

This description of the Underwriting Agreement is a summary only and is qualified in its entirety by the full and complete terms of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are provided as part of this Current Report on Form 8-K:

(d) Exhibits:

Exhibit	Description

1.1	Underwriting Agreement, dated January 22, 2018, among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and the several Underwriters named in Schedule 1 thereto for which Deutsche Bank Securities Inc. acted as representative.

4.1	Thirty-Second Supplemental Indenture, dated as of January 25, 2018, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 4.500% Senior Note due 2026.

4.2	Thirty-Third Supplemental Indenture, dated as of January 25, 2018, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 4.750% Senior Note due 2028.

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

10.1	Purchase Agreement, dated as of January 22, 2018, among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Telekom AG.

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

January 25, 2018	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and Chief Financial Officer